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Radiant Systems, Inc.

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On January 2, 2004, Radiant Systems, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

For More Information,

Please Contact

John Heyman – Co-Chief Executive Officer (770) 576-6705

Mark Haidet – Chief Financial Officer (770)-576-6404

Melissa Coley – Investor Relations (770) 576-6577

Radiant Systems, Inc. Announces Date for Special

Meeting of Shareholders and Mailing of Proxy Statement

for Proposed Separation of Enterprise Software Business

ATLANTA—(BUSINESS WIRE)—January 2, 2004—Radiant Systems, Inc. (NASDAQ: RADS – News), a leading provider of systems for managing and supporting site operations of retail and hospitality businesses, announced today that it has established Friday, January 30, 2004, as the date for the special meeting of shareholders for the purpose of voting on the previously announced plan to split-off its enterprise software business to Erez Goren, Radiant’s current Co-Chairman and Co-Chief Executive Officer. The record date for the special meeting is November 28, 2003.

Under the terms of the split-off, Radiant will contribute specified assets and liabilities of the enterprise software business, together with $4.0 million in cash, to a newly formed subsidiary, and then transfer all of the shares of this new company to Erez Goren in exchange for the redemption of 2.0 million shares of common stock of Radiant held by Mr. Goren. The shares to be redeemed represent approximately 7.0% of Radiant’s outstanding shares. The closing of the transaction is subject to the approval of the disinterested shareholders of Radiant and certain other customary conditions. If approved at the special meeting, the transaction is expected to close promptly following the meeting. Upon closing of the transaction, Erez Goren will resign from all positions with Radiant.

In connection with the disinterested shareholder approval for the transaction, Radiant also announced today that it has filed a definitive proxy statement with the SEC and has commenced furnishing Radiant shareholders with a free copy of the definitive proxy statement.

Investors and security holders are advised to read the definitive proxy statement filed by Radiant regarding the transaction referenced in this press release because it contains important information. Investors and security holders may receive a free copy of the definitive proxy statement and other related documents filed by Radiant at the SEC’s website at www.sec.gov and/or from Radiant at its website at www.radiantsystems.com.

Company Information

Founded in 1985, Radiant Systems, Inc. builds and delivers solutions for managing site operations of retail and hospitality businesses. Providing enterprise-wide visibility, Radiant’s point-of-sale and back-office technology enables businesses to deliver exceptional customer service while improving profitability. Headquartered in Atlanta, Radiant (www.radiantsystems.com) has deployed its solutions in more than 55,000 sites worldwide.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the expected timing of the closing of the split-off transaction. These statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of Radiant. The words “may,” “would,” “could,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Radiant’s ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

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